Exhibit 99.1

Nuvectis Pharma Announces Orphan Drug Designation Granted by the FDA to NXP800 for the Treatment of Cholangiocarcinoma

August 17, 2023, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today announced that NXP800 was granted Orphan Drug Designation by the United States Food and Drug Administration (“FDA”) for the treatment of cholangiocarcinoma.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, "We are pleased to have received this designation from the FDA for NXP800, which emphasizes the need for new, innovative therapies for the treatment of cholangiocarcinoma, a deadly malignancy with only limited treatment options available. NXP800 is an oral small molecule with a novel mechanism of action that has demonstrated robust activity in several preclinical cancer models, including ARID1a-mutated ovarian, endometrial and gastric carcinomas, as well as cholangiocarcinoma. The clinical activity of NXP800 is currently being evaluated in a Phase 1b clinical trial in patients with ARID1a-mutated ovarian carcinoma, with additional diseases planned for clinical investigations. This orphan drug designation is an important milestone in our journey toward our mission of developing NXP800 for the treatment of serious conditions of unmet medical need in oncology.”

About Orphan Drug Designation

Orphan Drug Designation is granted by the FDA to drugs or biologics intended to treat a rare disease or condition, defined as one that affects fewer than 200,000 people in the United States. Orphan Drug Designation provides certain financial incentives to support clinical development, and the potential for up to seven years of marketing exclusivity for the product for the designated orphan indication in the United States if the product is approved for its designated indication.

About Cholangiocarcinoma

Cholangiocarcinoma is a cancer of the biliary tract originating in the epithelium of the biliary tree accounting for approximately 3% of all gastrointestinal malignancies, with an annual incidence of approximately 8,000 – 10,000 in the United States. Surgical resection is the only potentially curative treatment for cholangiocarcinoma, but the disease is often diagnosed as unresectable because of local extension and/or metastases. While several targeted therapies have been approved in recent years for subsets of patients with cholangiocarcinoma based on specific tumor genetics, the overall prognosis remains poor with 5-year survival rates of 20-50% after resection and almost 0% in unresectable tumors.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule currently in a Phase 1b clinical trial investigating the activity of NXP800 as a potential treatment for platinum resistant, ARID1a-mutated ovarian carcinoma. The FDA granted Fast track designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma. NXP900 is a novel, small molecule SRC/YES1 kinase inhibitor. The NXP900 IND has been cleared by the FDA and a Phase 1a dose escalation study is pending commencement.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," "set to," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results and timing of operations, including clinical trials, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date for NXP800 and NXP900, the Phase 1a data generated and the Phase 1b clinical expectations for NXP800, including the safety, tolerability and other observations from the NXP800 Phase 1a study and timing, and safety, tolerability and efficacy data from the NXP800 Phase 1b study, including statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma and potentially other cancer indications, including cholangiocarcinoma, and the timing for the commencement of the Phase 1a study for NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2022 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur
Chairman, Chief Executive Officer and President
201-614-3151
rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese
LifeSci Advisors
Tel: 917-680-5608
ccalabrese@lifesciadvisors.com